                                                                    Exhibit 10.8




                                   ASSIGNMENT
                                   ----------

                                       OF
                                       --

                              PATENT APPLICATIONS
                              -------------------


         WHEREAS, TELXON CORPORATION, a Delaware corporation ("Assignor"), having a place of business at 3330 West Market Street, Akron, Ohio 44333, is the owner of the entire right, title and interest in and to the inventions, patents, and patent applications appearing on Appendix A attached hereto, and the inventions of said patents and patent applications; and

         WHEREAS, AIRONET WIRELESS COMMUNICATIONS, INC, a Delaware corporation ("Assignee"), having a place of business at 367 Ghent Road, Suite 300, Fairlawn, OH 44333, is desirous of acquiring the entire right, title and interest in and to said inventions, patents and patent applications;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Assignor does hereby sell, assign, transfer, grant and set over to said Assignee, its entire right, title and interest in and to said inventions, patents and patent applications and all Letters Patent to be obtained therefor on said patent applications or any continuation, division, renewal, substitute, reissue thereof or patent term extension therefor, for the full term or terms for which the same may be granted or extended, and all Letters Patent and applications therefor throughout the world, including all rights accruing by virtue of the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Assignee for its own use and enjoyment and for the use and enjoyment of its successors or assigns or other legal representatives, to the end of the term or terms for which said Letters Patent are granted or may be reissued or extended, as fully and entirely as the same would have been held and enjoyed by said Assignor if this Assignment and sale had not been made; together with all claims for damages by reason of past infringement of said Letters Patent, with the right to sue for, and collect the same for its own use, and for the use of is successors, assigns or other legal representatives.

         Assignor hereby warrants that no assignment, sale, agreement or encumbrance has been made or entered into, or license granted, which conflicts with this Assignment and sale and covenants that no assignment, sale, agreement or encumbrance will be made or entered into which would conflict with this Assignment and sale;


         Assignor further covenants that Assignee will, upon its request, be provided promptly and all pertinent facts and documents relating to said inventions, patents and patent applications as may be known and accessible to Assignor and will testify as to the same in any interference or litigation related thereto.

         Assignor further covenants that Assignor will promptly execute and deliver to Assignee or its legal representative confirmatory assignments relating to said inventions, patents and patent applications prepared by Assignee for recording by Assignee in the United States Patent and Trademark Office and will promptly execute and deliver to the Assignee or its legal representative any and all other papers, instruments or affidavits and take all other actions required to apply for, obtain, maintain and enforce said inventions, patents and patent applications which may be necessary or desirable to carry out the purposes hereof.

         IN WITNESS WHEREOF, this Assignment has been duly executed as of March 30, 1998.

                                        TELXON CORPORATION



                                        By /s/ Glenn S. Hansen
                                          ---------------------------------
                                           Glenn S. Hansen
                                           Vice President,
                                             Legal Administration


STATE OF OHIO          )
                       )SS
COUNTY OF SUMMIT       )

         On the 30th day of March, 1998, before me personally appeared Glenn S. Hansen, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year of this certificate first above written.




                                                     /s/ Jay R. Faeges
                                                -------------------------------
                                                Notary Public

                                                       JAY R. FAEGES
                                               NOTARY PUBLIC, STATE OF OHIO
                                           MY COMMISSION HAS NO EXPIRATION DATE
                                                    SECTION 147.03 R.C


                                   APPENDIX A

                            U.S. PATENT APPLICATIONS

Title                                            Filing Date       Serial Number
--------------------------------------------------------------------------------

Computer Peripheral Device with                   06/26/96          08/670,610
Detachable Portion and Light Display

Universal Radio for use in Various                06/26/96          08/670,622
Cellular Communication System

Wireless Communication Method and                 6/28/96           08/672,426
Device with Auxiliary Receiver for
Selecting Different Channels

Cellular System Hand-Off Protocol                 6/28/96           08/672,751

Wireless Communication Method and                 9/19/96           08/715,868
Device with Auxiliary Receiver for
Selecting Different Channels

Power Based Locator System                        11/20/96          08/752,906

Power Based Locator System                        12/6/96           08/761,120

Cellular System Hand-Off Protocol                 12/11/96          08/763,420

Cellular Communication System with                12/18/96          08/769,214
Automated Power Level Adjust

PC Card Initialization for Microprocessor         1/8/97            08/779,809
Based Devices

EMI/RF Shielding Device for PC Card               1/13/97           08/782,953

Multi-Radio Bridge                                1/28/97           08/789,999

Communication System Using Packets                2/13/97           08/800,254
Stuffed with Test Words for
Evaluating Data Transmission
Characteristics While Providing
Increased Data Throughput



                          FOREIGN PATENT APPLICATIONS

Title                                     Country           Filing Date      Serial Number
------------------------------------------------------------------------------------------

Computer Peripheral Device With             PCT               6/19/97          *
Detachable Portion And Light Display

Cellular System Hand-Off Protocol           PCT               6/19/97          **



* This PCT application claiming priority to U.S. patent application Serial Number 08/670,610 has not yet been assigned a corresponding PCT serial number. The inventors on this application are Stephen M. Pressler and Brian W. Casto.

**      This PCT application claiming priority to U.S. patent application
Serial Number 08/672,751 has not yet been assigned a corresponding PCT serial number. The inventors on this application are Michael L. Trompower, Philip H. Belanger, Andrew J. Spry, and Nainesh P. Shah.



                              (End of Appendix A)